UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 6, 2016 (October 4, 2016)

HEMISPHERX BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27072	52-0845822
(state or other juris-	(Commission	(I.R.S. Employer
diction of incorporation)	File Number)	(Identification No.)

1617 JFK Boulevard, Suite 500, Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (215) 988-0080

1617 JFK Boulevard, Suite 500, Philadelphia, PA 19103
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

After the final settlement hearing, which occurred on September 29, 2016, the United States District Court for the Eastern District of Pennsylvania entered a Final Order and Judgment, approving the settlement and awarding the plaintiffs’ counsel $660,000 in attorneys’ fees in the shareholder derivative action, captioned Zicherman v. Carter, et al. No Company funds were used to pay the attorneys’ fees award; the settlement was funded by Hemispherx’s insurance companies. The settlement does not constitute any admission of fault or wrongdoing by Hemispherx or any of the individual defendants. The settlement also resolves all claims asserted by the plaintiffs in the related consolidated shareholder derivative action captioned In re Hemispherx Biopharma, Inc. Shareholder Derivative Litigation (Court of Common Pleas of Philadelphia County).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEMISPHERX BIOPHARMA, INC.

October 6, 2016	By:	/s/ Tomas K. Equels
Thomas K. Equels, President